EXHIBIT 10.2

                                    EXHIBIT A

                      NON-QUALIFIED STOCK OPTION AGREEMENT

     THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this "Agreement") is between Donald J. BUSTO ("the Consultant" or "Grantee") and GETGO Inc. ("GTGO" or the "Company"). Each of the Grantee and GTGO are also referred to in this agreement as the "Parties."

     WHEREAS, the Board of Directors of GETGO Inc. (the "Board of Directors") has authorized the grant to the Grantee, for services to be rendered by the Grantee as a consultant to GTGO pursuant to the terms of a Program Management and Consulting Agreement (the "Consulting Agreement") between GTGO and Grantee, of a non-qualified stock option (the "Option") to purchase a number of shares of GTGO's common stock (the "Common Stock") specified in paragraph 1 of this Agreement, at the price specified in paragraph 1 on this Agreement;

     NOW THEREFORE, in consideration of the premises and mutual covenants set forth in this Agreement, the Parties hereby agree as follows:

     1. Number of Shares; Exercise Price. Pursuant to action by the Board of Directors of GTGO, the Company hereby grants to the Grantee, in consideration of consulting services to be performed for the benefit of GTGO pursuant to the Consulting Agreement, Options to purchase the number of common shares ("Option Shares") of Common Stock set forth below, at the exercise price set forth below:

          (a) Option for: Software Specification for Module A "HIPPA Infrastructure-Security". Upon successful completion of the SOW, GTGO shall grant to the Consultant a non-qualified stock option (the "Option") to purchase up to the number of shares (the "Shares") of GTGO's common stock (the "Common Stock") as set forth below which shall fully vest immediately upon initiation of this second phase of the Agreement, at an exercise price as set forth below:

     Number of Shares: 200,000 common shares exercisable immediately

          Exercise Price or Percentage per Share (in US$): 50% of the average closing share price of GTGO common stock during the 30-trading day period immediately prior to exercise of the Option.

          (b) Option for: Software Specification for Module B "Data Acquisition". Upon successful completion and acceptance by GTGO of the software specification for Module A, GTGO shall grant to the Consultant a non-qualified stock option (the "Option") to purchase up to the number of shares (the "Shares") of GTGO's common stock (the "Common Stock") as set forth below which shall fully vest immediately upon initiation of this third phase of the Agreement, at an exercise price as set forth below:

     Number of Shares: 200,000 common shares exercisable immediately

          Exercise Price or Percentage per Share (in US$): 70% of the average closing share price of GTGO common stock during the 30-trading day period immediately prior to exercise of the Option.

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     2. Term. This Option expires 1 March 2002 and the referenced Program
Management and Consulting Agreement shall expire four (4) months from the date of the Agreement.

     3. Shares Subject to Exercise. The Option shall be immediately exercisable and shall remain exercisable for the entire Term specified in paragraph 2 of this Agreement.

     4. Method and Time of Exercise. The Option may be exercised in whole or from time to time in part by written notice delivered to GTGO stating the number of Option Shares with respect to which the Option is then being exercised, together with a check or wire to GTGO in the amount equal to the Exercise Price multiplied by the number of Option Shares then being issued pursuant to the written notice of exercise. Not less than ten thousand (10,000) Option Shares may be purchased upon exercise of the Option at any one time unless the number of Option Shares for which the exercise of the Option is being made is all of the Option Shares then issuable upon exercise of the Option. Only whole shares shall be issued upon exercise of the Option.

     5. Tax Witholding. As a condition to exercise of the options, Grantee shall be liable to pay all applicable federal, state and local taxes.

     6. Exercise Following Termination of the Consulting Agreement. The Option shall terminate as a result of termination of Grantee's services as a consultant to GTGO pursuant to the Consulting Agreement.

     7. Transferability. The Option and this Agreement may not be assigned or transferred except by will or by the laws of descent and distribution, and in any case requires the written consent of GTGO.

     8. Grantee Not a Shareholder. The Grantee shall have no rights as a shareholder with respect to the Option Shares issued from time to time upon exercise of the Option until the earlier of: (1) the date of issuance of a stock certificate or stock certificates to the Grantee applicable to the Option Shares then issuable to the Grantee upon exercise of the Option, and; (2) the date on which the Grantee or its nominee is recorded as owner of such Option Shares on GTGO's stock ledger by GTGO's registrar and transfer agent, which may be the Company. Except as set forth in paragraph 13 of this Agreement, no adjustment will be made for dividends or other rights for which the record date is prior to the earlier of the events described in clauses (1) or (2) of this paragraph.

     9. Restrictions on Transfer. The Grantee represents and agrees that, upon the Grantee's exercise of the Option in whole or in part, unless there is in effect at that time under the Securities Act of 1933 a registration statement relating to the Option Shares, the Grantee will acquire the Option Shares for the purpose of investment and not with a view to their resale or further distribution, and that upon such exercise hereof, the Grantee will furnish to GTGO a written statement to such effect, satisfactory to GTGO in form and substance.

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     10. Shares Qualified for Listing. GTGO represents that its Common Stock is qualified for trading or quotation on a nationally recognized securities exchange or stock quotation system, including the NASDAQ Small Cap exchange, and for trading with such other applicable SEC jurisdictions.

     11. Registration Rights. Upon signing this Agreement, GTGO shall immediately, at the Company's expense, use its best efforts to file with the Securities and Exchange Commission ("SEC") a registration statement ("Registration Statement") on Form S-8 or other comparable form, or if such form is not then available, such other form of registration statement then available, in such form as to comply with applicable state and federal laws for the purpose of registering or qualifying the Option Shares for public resale by the Grantee, and prepare and file with the appropriate state securities regulatory authorities the documents reasonably necessary to register or qualify the Option Shares, subject to the ability of the Company to register or qualify the Option Shares under applicable state law.

     12. Notices. All notices to GTGO shall be addressed to the Company at the principal offices of the Company at the address and facsimile number set forth on the signature page of this Agreement, and all notices to the Grantee shall be addressed to the Grantee at the address and facsimile of the Grantee set forth on the signature page of this Agreement or, if different, the last address and facsimile number on file with GTGO, or to such other address and facsimile number as either may designate to the other in writing. A notice shall be deemed to be duly given if and when enclosed in a properly addressed sealed envelope deposited, postage pre-paid and followed by facsimile to the addressee. In lieu of giving notice by mail as aforesaid, written notices under this Agreement may be given by personal delivery to the Grantee or to GTGO (as the case may be) by nationally recognized courier or overnight delivery service.

     13. Adjustments. If there is any change in the capitalization of GTGO after the date of this Agreement effecting in any manner the number or kind of outstanding shares of Common Stock of the Company, whether by stock dividend, stock split, reclassification or recapitalization of the Company, or because the Company has not merged or consolidated with one or more other corporations (and provided the Option does not thereby terminate pursuant to paragraph 14 of this Agreement), then the number and kind of shares then subject to the Option and the exercise price to be paid for the Option Shares shall be appropriately adjusted by the Board of Directors.

     14. Cessation of Corporate Existence. Notwithstanding any other provision of this Agreement, in the event of the reorganization, merger, or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or the sale of all or substantially all of the assets of GTGO or of more than fifty percent (50%) of the then outstanding stock of GTGO to another corporation or other entity in a single transaction, the Option granted hereunder shall terminate.

     15. Entire Agreement. This Stock Option agreement and the Consulting Agreement contain the entire agreement between the Parties, and may not be waived, amended, modified, or supplemented except by agreement in writing signed by the Party against whom enforcement of any waiver, amendment, modification or supplement is sought. Waiver of or failure to exercise any rights provided by this Agreement and the Consulting Agreement in any respect shall not be deemed a waiver of any further or future rights.

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     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date set forth below.

DATE: September 18, 2001

                                          CONSULTANT:


                                          /s/
                                          --------------------------------------
                                          Donald J. BUSTO

                                          Address for Notices:

                                          Preeo Silverman Green & Egle, P.C.
                                          c/o Robert Preeo, Esq.
                                          1401 17th Street, Suite 800
                                          Denver, Colorado 80202


                                          GETGO Inc.


                                          /s/
                                          --------------------------------------
                                          Derrin R. Smith, Ph.D., President/CEO

                                          Address for Notices:

                                          c/o Law Firm of Schlueter & Associates
                                          Independence Plaza, Suite 1700
                                          1050 Seventeenth Street
                                          Denver, Colorado  80265